EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements of Horizon Bancorp on Forms S-3 (File Nos. 333-86214 and 333-156737) and Forms S-8 (File Nos. 333-98609 and 333-112970) of our report, dated March 10, 2010, on the consolidated financial statements of Horizon Bancorp as of December 31, 2009 and 2008, and for each of the three years in the period ended December 31, 2009, which report is included in the annual report on Form 10-K of Horizon Bancorp for the year ended December 31, 2009.

Indianapolis, Indiana
March 10, 2010

104